Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2026

Third Quarter 2026 Highlights:

•
Net income was $179.1 million. Net cash provided by operating activities was $267.9 million.
•
Net income attributable to Hess Midstream LP was $99.4 million, or $0.77 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $319.9 million and Adjusted Free Cash Flow1 was $247.9 million.
•
Increased quarterly cash distribution to $0.7985 per Class A share for the third quarter of 2026, an increase of $0.0097 per Class A share compared with the second quarter of 2026. The increase is in line with the targeted annual distribution per Class A share growth of at least 5% on an annualized basis.

HOUSTON, October 30, 2026—Hess Midstream LP (NYSE: HESM) (“Hess Midstream” or the “Company”) today reported third quarter 2026 net income of $179.1 million compared with net income of $175.5 million for the third quarter of 2025. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $99.4 million, or $0.77 basic earnings per Class A share, compared with $0.75 basic earnings per Class A share in the third quarter of 2025. Hess Midstream generated Adjusted EBITDA of $319.9 million. Net cash provided by operating activities was $267.9 million and Adjusted Free Cash Flow was $247.9 million.

“The third quarter of 2026 reflects our continued focus on managing costs while executing growth,” said Jonathan Stein, Chief Executive Officer of Hess Midstream. “We have a solid operational foundation and a sustained track record for generating free cash flow after distributions, which we expect to provide a consistent base for future distributions, capital allocation and shareholder returns. We expect the transaction announced on October 6, 2026, to close by the end of the year and are excited to transform into a multi-basin, independent midstream company. The addition of the DJ Basin assets is expected to significantly diversify and increase the footprint of our business, approximately tripling our crude gathering throughput and significantly growing our gas gathering throughput, while also broadening our asset base with ownership in a long-haul crude oil pipeline, all of which positions us well to capture future growth.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP (the “Partnership”) owned by our Sponsor. References to “Sponsor” or “Sponsors” refer to (a) Hess Corporation (“Hess”) and Global Infrastructure Partners when referring to periods prior to May 30, 2025, (b) Hess from May 30, 2025, to July 17, 2025, and (c) Chevron from July 18, 2025. We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in the Partnership owned by the Sponsors.

(1) Adjusted EBITDA, Gross Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to the most directly comparable GAAP reporting measures appear in the following pages of this release.

As used in this news release, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Financial Results

Revenues and other income in the third quarter of 2026 were $410.1 million compared with $420.9 million in the prior‑year quarter. Third quarter 2026 revenues included $29.5 million of pass-through electricity, produced water trucking and disposal costs and certain other fees compared with $27.9 million in the prior-year quarter. Third quarter 2026 revenues and other income were down $10.8 million compared with the prior-year quarter, primarily due to lower throughput volumes, partially offset by higher tariff rates. Total operating costs and expenses in the third quarter of 2026 were $147.7 million, down from $162.0 million in the prior-year quarter, primarily due to lower charges under our omnibus and employee secondment agreements and lower maintenance expenses. Interest expense, net of interest income, in the third quarter of 2026 was $53.6 million, down from $57.1 million in the prior-year quarter, primarily due to reduced borrowings under the Company’s revolving credit facility.

Net income for the third quarter of 2026 was $179.1 million, or $0.77 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.75 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream’s organizational structure. Net cash provided by operating activities for the third quarter of 2026 was $267.9 million.

Adjusted EBITDA for the third quarter of 2026 was $319.9 million. Adjusted Free Cash Flow for the third quarter of 2026 was $247.9 million.

At September 30, 2026, Hess Midstream had a drawn balance of $180.0 million on its revolving credit facility.

Operational Highlights

Throughput volumes decreased 10% for oil terminaling, 8% for gas processing and 4% for water gathering compared with the third quarter of 2025, primarily due to lower production. Direct third-party volumes were relatively flat in the third quarter of 2026 compared with the third quarter of 2025.

Capital Expenditures

Capital expenditures for the third quarter of 2026 totaled $21.5 million compared with $79.8 million in the prior‑year quarter, a 73% decrease resulting mainly from the completion of Hess Midstream's expansion of its gas compression capacity in January 2026.

Quarterly Cash Distributions

On October 26, 2026, the Board of Directors of Hess Midstream’s General Partner declared a quarterly cash distribution of $0.7985 per Class A share for the third quarter of 2026, an increase of $0.0097 per Class A share compared with the second quarter of 2026. The increase is in line with the targeted annual distribution per Class A share growth of at least 5% on an annualized basis. The distribution is expected to be paid on November 13, 2026, to shareholders of record as of the close of business on November 5, 2026.

Guidance

Hess Midstream is reiterating its updated full year 2026 guidance from the October 6, 2026 news release, as follows:

Year Ending
December 31, 2026
(Unaudited)
Financials (in millions)
Net income	$650 - 675
Adjusted EBITDA	$1,225 - 1,250
Capital expenditures	$105
Adjusted free cash flow	$910 - 935

Year Ending
December 31, 2026
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	435 - 445
Crude oil gathering - MBbl of crude oil per day	110 - 120
Gas processing - MMcf of natural gas per day	425 - 435
Crude terminals - MBbl of crude oil per day	120 - 130
Water gathering - MBbl of water per day	120 - 130

Hess Midstream expects to continue to target annual distribution per Class A share growth of 5% per share on an annualized basis in the fourth quarter of 2026. Hess Midstream expects to maintain its quarterly distributions in 2027 consistent with the expected fourth quarter 2026 distribution amount and intends to maintain at least that distribution level going forward fully funded by Adjusted Free Cash Flow.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Chevron, its subsidiaries, and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We define “Adjusted EBITDA” as reported net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define “Adjusted Free Cash Flow after Distributions” as Adjusted Free Cash Flow less cash distributions to shareholders and to noncontrolling interest. We define “Gross Adjusted EBITDA Margin” as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), respectively, are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow and projected Adjusted Free Cash Flow after Distributions to projected net cash provided by operating activities without unreasonable effort.

	Third Quarter
	(unaudited)
	2026	2025

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$179.1	$175.5
Plus:
Depreciation expense	55.1	56.6
Interest expense, net	53.6	57.1
Income tax expense	32.1	31.5
Adjusted EBITDA	$319.9	$320.7

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$267.9	$258.9
Changes in assets and liabilities	4.5	8.9
Amortization of deferred financing costs	(3.1)	(3.0)
Interest expense, net	53.6	57.1
Income from equity investments	2.4	5.2
Distribution from equity investments	(5.3)	(5.5)
Other	(0.1)	(0.9)
Adjusted EBITDA	$319.9	$320.7
Less:
Interest, net(1)	50.5	54.1
Capital expenditures	21.5	79.8
Adjusted Free Cash Flow(2)	$247.9	$186.8

(1) Excludes amortization of deferred financing costs.

(2) Does not include separate line items for cash paid for federal and state income taxes, or ongoing contributions to equity investments, each of which is referenced in the Company's definition of Adjusted Free Cash Flow. For the periods presented above, the impact of each of these items is not material, and accordingly, these items are not presented as separate reconciling line items. To the extent any of these items becomes material in future periods, they will be presented as separate line items in the Adjusted Free Cash Flow reconciliation.

	Third Quarter
	(Unaudited)
	2026	2025
(in millions, except ratios)
Reconciliation of Gross Adjusted EBITDA Margin to gross margin:
Income from operations	$262.4	$258.9
Total revenues	$410.1	$420.9
Gross margin	64%	62%

Income from operations	$262.4	$258.9
Plus:
Depreciation expense	55.1	56.6
Income from equity investments	2.4	5.2
Adjusted EBITDA	$319.9	$320.7

Total revenues	$410.1	$420.9
Less: pass-through revenues	29.5	27.9
Revenues excluding pass-through	$380.6	$393.0
Gross Adjusted EBITDA Margin	84%	82%

Guidance
Year Ending
December 31, 2026
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net income:
Net income	$650 - 675
Plus:
Depreciation expense	230
Interest expense, net	220
Income tax expense	125
Adjusted EBITDA	$1,225 - 1,250
Less:
Interest, net	210
Capital expenditures	105
Adjusted free cash flow(1)	$910 - 935
Less:
Distributions(2)	655
Adjusted free cash flow after distributions(3)	$265

(1) Does not include separate line items for cash paid for federal and state income taxes, or ongoing contributions to equity investments, each of which is referenced in the Company's definition of Adjusted Free Cash Flow. For the year ending December 31, 2026, the impact of each of these items is not expected to be material, and accordingly, these items are not presented as separate reconciling line items for the 2026 guidance period. To the extent any of these items becomes material in future periods, they will be presented as separate line items in the Adjusted Free Cash Flow reconciliation.

(2) Reflects targeted distributions based on the Company’s targeted annual distribution per Class A share growth of at least 5% per share on an annualized basis.

(3) Adjusted Free Cash Flow of approximately $920 million, at guidance midpoint, after funding targeted distributions.

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “drive,” “could,” “may,” “should,” “would,” “enable,” “believe,” “intend,” “focus,” “potential,” “project,” “plan,” “trend,” “predict,” “will,” “target,” “opportunity” and similar expressions, and variations or negatives of these words, are intended to identify forward-looking statements, but not all forward-looking statements include such words.

Forward-looking statements relating to the Company’s operations, assets, and strategy, are based on management’s current expectations, assessments, estimates, projections and assumptions about the industry. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the Company’s control and difficult to predict. Therefore, actual outcomes and results may differ materially from our current projections or expectations of future results expressed or forecasted by these forward-looking statements. Among the important factors that could cause actual results to differ materially from those in our forward-looking statements are: the proposed transaction contemplated by the purchase and sale agreement dated October 6, 2026 (“Proposed Transaction”) may not close on the anticipated timeline or at all; our ability to efficiently integrate the DJ Basin assets into our portfolio pursuant to the Proposed Transaction; risks and uncertainties associated with Chevron continuing to provide employees and services to us under the amended secondment and employee transition agreement and transition services agreement pursuant to the Proposed Transaction; diversion of management time on issues relating to the Proposed Transaction; unforeseen expenses associated with the Proposed Transaction; the expected tax treatment of the Proposed Transaction and the tax implications of the Proposed Transaction for the Company and its shareholders; the effects of the Proposed Transaction, including on our future financial condition, results of operations, strategy and plans; the ability of Chevron and other parties to satisfy their obligations to us, including Chevron's ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Chevron in excess of our MVCs and relative to Chevron's nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the businesses of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; our ability to refinance our existing indebtedness; reduced demand for our midstream services, including the impact of weather or the availability of competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to natural and human causes beyond our control, such as accidents, severe weather events, labor disputes, political crises, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of changes in credit ratings, weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

Other unpredictable or unknown factors not discussed in this press release could also cause actual results to differ materially from those in our forward-looking statements. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2026	2025	2026
Statement of operations
Revenues
Affiliate services	$392.1	$405.6	$379.8
Third-party services	16.6	14.0	17.9
Other income	1.4	1.3	1.3
Total revenues	410.1	420.9	399.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	86.6	98.1	85.9
Depreciation expense	55.1	56.6	54.4
General and administrative expenses	6.0	7.3	5.5
Total operating costs and expenses	147.7	162.0	145.8
Income from operations	262.4	258.9	253.2
Income from equity investments	2.4	5.2	6.1
Interest expense, net	53.6	57.1	54.5
Income before income tax expense	211.2	207.0	204.8
Income tax expense	32.1	31.5	31.1
Net income	$179.1	$175.5	$173.7
Less: Net income attributable to noncontrolling interest	79.7	77.8	77.3
Net income attributable to Hess Midstream LP	$99.4	$97.7	$96.4

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.77	$0.75	$0.75
Diluted	$0.77	$0.75	$0.75
Weighted average Class A shares outstanding
Basic	128.4	130.3	128.4
Diluted	128.4	130.3	128.4

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2026	2025
Statement of operations
Revenues
Affiliate services	$1,145.0	$1,185.2
Third-party services	50.1	28.9
Other income	4.1	3.0
Total revenues	1,199.2	1,217.1
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	258.1	277.8
Depreciation expense	168.0	159.9
General and administrative expenses	19.4	22.9
Total operating costs and expenses	445.5	460.6
Income from operations	753.7	756.5
Income from equity investments	11.7	12.6
Interest expense, net	163.5	168.9
Income before income tax expense	601.9	600.2
Income tax expense	91.4	83.6
Net income	$510.5	$516.6
Less: Net income attributable to noncontrolling interest	227.1	257.0
Net income attributable to Hess Midstream LP	$283.4	$259.6

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$2.20	$2.15
Diluted:	$2.20	$2.14
Weighted average Class A shares outstanding
Basic	128.6	120.9
Diluted	128.6	121.0

	Third Quarter 2026
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$211.1	$143.3	$37.7	$-	$392.1
Third-party services	6.7	9.8	0.1	-	16.6
Other income	-	-	1.4	-	1.4
Total revenues	217.8	153.1	39.2	-	410.1
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	49.8	30.1	6.7	-	86.6
Depreciation expense	37.4	13.3	4.4	-	55.1
General and administrative expenses	3.0	0.6	0.2	2.2	6.0
Total operating costs and expenses	90.2	44.0	11.3	2.2	147.7
Income (loss) from operations	127.6	109.1	27.9	(2.2)	262.4
Income from equity investments	-	2.4	-	-	2.4
Interest expense, net	-	-	-	53.6	53.6
Income before income tax expense	127.6	111.5	27.9	(55.8)	211.2
Income tax expense	-	-	-	32.1	32.1
Net income (loss)	127.6	111.5	27.9	(87.9)	179.1
Less: Net income (loss) attributable to noncontrolling interest	48.3	42.0	10.5	(21.1)	79.7
Net income (loss) attributable to Hess Midstream LP	$79.3	$69.5	$17.4	$(66.8)	$99.4

	Third Quarter 2025
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$221.5	$151.4	$32.7	$-	$405.6
Third-party services	5.8	8.2	-	-	14.0
Other income	-	-	1.3	-	1.3
Total revenues	227.3	159.6	34.0	-	420.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	58.6	29.2	10.3	-	98.1
Depreciation expense	34.5	17.7	4.4	-	56.6
General and administrative expenses	2.7	1.9	0.3	2.4	7.3
Total operating costs and expenses	95.8	48.8	15.0	2.4	162.0
Income (loss) from operations	131.5	110.8	19.0	(2.4)	258.9
Income from equity investments	-	5.2	-	-	5.2
Interest expense, net	-	-	-	57.1	57.1
Income before income tax expense	131.5	116.0	19.0	(59.5)	207.0
Income tax expense	-	-	-	31.5	31.5
Net income (loss)	131.5	116.0	19.0	(91.0)	175.5
Less: Net income (loss) attributable to noncontrolling interest	49.4	43.6	7.2	(22.4)	77.8
Net income (loss) attributable to Hess Midstream LP	$82.1	$72.4	$11.8	$(68.6)	$97.7

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2026
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$203.2	$140.1	$36.5	$-	$379.8
Third-party services	6.6	11.2	0.1	-	17.9
Other income	-	-	1.3	-	1.3
Total revenues	209.8	151.3	37.9	-	399.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.4	28.0	7.5	-	85.9
Depreciation expense	36.6	13.4	4.4	-	54.4
General and administrative expenses	2.8	0.9	0.3	1.5	5.5
Total operating costs and expenses	89.8	42.3	12.2	1.5	145.8
Income (loss) from operations	120.0	109.0	25.7	(1.5)	253.2
Income from equity investments	-	6.1	-	-	6.1
Interest expense, net	-	-	-	54.5	54.5
Income before income tax expense	120.0	115.1	25.7	(56.0)	204.8
Income tax expense	-	-	-	31.1	31.1
Net income (loss)	120.0	115.1	25.7	(87.1)	173.7
Less: Net income (loss) attributable to noncontrolling interest	45.3	43.5	9.7	(21.2)	77.3
Net income (loss) attributable to Hess Midstream LP	$74.7	$71.6	$16.0	$(65.9)	$96.4

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2026	2025	2026

Throughput volumes
Gas gathering - Mcf of natural gas per day	438	480	445
Crude oil gathering - bopd	107	123	103
Gas processing - Mcf of natural gas per day	427	462	433
Crude terminals - bopd	117	130	117
NGL loading - blpd	17	18	17
Water gathering - blpd	131	137	121

		Nine Months Ended September 30,
		2026	2025
Throughput volumes
Gas gathering - Mcf of natural gas per day		441	459
Crude oil gathering - bopd		106	122
Gas processing - Mcf of natural gas per day		430	445
Crude terminals - bopd		118	131
NGL loading - blpd		16	16
Water gathering - blpd		122	134